                                                        EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANICAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-Q of Solar Energy Limited for the quarterly period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof, I, Nelson Skalbania, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	This report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this report fairly represents, in all material respects, the financial condition of the small business issuer at the end of the period covered by this report and results of operations of the small business issuer for the period covered by this report.

Date: August 18, 2008

/s/ Nelson Skalbania

Nelson Skalbania, Chief Executive Officer and Chief Financial Officer

This certification accompanies this Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the small business issuer for the purposes of §18 of the Securities Exchange Act of 1934, as amended. This certification shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by §906 has been provided to the small business issuer and will be retained by the small business issuer and furnished to the Securities and Exchange Commission or its staff upon request.

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